UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2020

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive,Suite 270
Lincolnshire, IL 60069	60069
(Address of Principal Executive Offices)	(Zip Code)

(847) 808-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 15, 2020, Camping World Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders. Total votes eligible to be cast at the meeting as of the March 20, 2020 record date were 110,668,783, of which 106,621,734 votes were cast in person or by proxy at the meeting, consisting of approximately 96.3% of the total votes eligible to be cast. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 3, 2020.

Proposal 1 — Election of three Class I directors to serve until the annual meeting of stockholders in 2023 and until their respective successors shall have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen Adams	93,399,099	4,690,770	8,531,865
Mary J. George	94,912,514	3,177,355	8,531,865
K. Dillon Schickli	93,879,057	4,210,812	8,531,865

Proposal 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
106,295,943	286,640	39,151	0

Proposal 3 — Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
97,144,766	875,438	69,665	8,531,865

Based on the foregoing votes, Stephen Adams, Mary J. George and K. Dillon Schickli were elected as Class I directors, and Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Melvin L. Flanigan
Name:	Melvin L. Flanigan
Title:	Chief Financial Officer and Secretary

Date: May 20, 2020